EXHIBIT 99.1


FOR IMMEDIATE RELEASE                       Contact: Steven T. Sabatini
                                                     Senior Executive V.P. &
                                                     Chief Financial Officer
                                                     Union State Bank
                                                     (845) 365-4615


           UNION STATE BANK'S PARENT COMPANY, U.S.B. HOLDING CO., INC.
                DECLARES A FIVE PERCENT COMMON STOCK DIVIDEND AND
                 INCREASES QUARTERLY CASH DIVIDEND 23.8 PERCENT
                           TO THIRTEEN CENTS PER SHARE

ORANGEBURG, NY, AUGUST 25, 2004 - U.S.B. Holding Co., Inc. (the "Company"), the parent company of Union State Bank, announced today that the Company's Board of Directors authorized a five percent (5%) stock dividend of the Company's common stock, to be distributed on September 24, 2004 to stockholders of record as of September 10, 2004. Mr. Thomas E. Hales, Chairman of the Board, stated that, "The stock dividend should increase the common stock's liquidity making it more attractive for investors to purchase, particularly individuals, and, therefore, be in the best interest of the Company and its stockholders."

         Mr. Hales also announced that the Company's Board of Directors declared a quarterly common stock cash dividend of thirteen cents ($0.13) per share to be paid on October 15, 2004 to stockholders of record on September 30, 2004.

         Mr. Hales commented that, "Effectively, with the five percent common stock dividend, the quarterly cash dividend has been increased by 23.8 percent. This significant increase can be attributed to the Company's consistently strong earnings and sound capital structure. We are, therefore, pleased to share our continued success with our stockholders."

         The Company operates through its banking subsidiary, Union State Bank, a full service New York State chartered commercial bank with approximately $3 billion in assets. Union State Bank was founded in 1969 in Rockland County where it is headquartered and has the number one market share.

         Union State Bank has twenty-nine branches, of which, 26 are located in Rockland and Westchester Counties, New York, and one branch each in Goshen (Orange County), New York, Stamford, Connecticut, and Manhattan, New York City, New York. Union State Bank also operates four loan production offices in Rockland, Westchester, and Orange Counties, New York, and Stamford, Connecticut. Further information on Union State Bank can be found on the world wide web at www.unionstate.com. The Company's common stock is listed on the New York Stock Exchange trading under the symbol "UBH."

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         FORWARD-LOOKING STATEMENTS: The Company has made, and may continue to make, various forward-looking statements with respect to earnings, credit quality and other financial and business matters for periods subsequent to June 30, 2004. The Company cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and that statements relating to subsequent periods increasingly are subject to greater uncertainty because of the increased likelihood of changes in underlying factors and assumptions. Actual results could differ materially from forward-looking statements.

         In addition to the underlying factors previously disclosed by the Company and identified elsewhere herein, the following factors and assumptions could cause actual results to differ materially from such forward-looking statements: competitive pressures on loan and deposit product pricing; other actions of competitors; changes in economic conditions, including changes in interest rates and the shape of the U.S. Treasury yield curve; wartime events, and related impact on the credit quality of borrowers; the extent and timing of actions of the Federal Reserve board; customer deposit disintermediation; changes in customers' acceptance of the Company's products and services; increases in Federal and state income taxes and/or the Company's effective income tax rate; and the extent and timing of legislative and regulatory actions and reform.

         The Company's forward-looking statements are only as of the date on which such statements are made. By making any forward-looking statements, the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.
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